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                                                                    EXHIBIT 10.7

                               DATED 28 JULY 2000

                       (1) BIO-METRICS PROPERTIES LIMITED

                                       AND

                (2) ACCENT SEMICONDUCTOR TECHNOLOGIES (U.K.) LTD.

                                      LEASE
                          Relating to Premises known as
                                Haxby Road, York
                            North Yorkshire, YO31 8SD

                                Baker & McKenzie
                              100 New Bridge Street
                                     London
                                    EC4V 6JA
                               Tel: 020 7919 1000
                               Fax: 020 7919 1999
                                  Ref: MDS/JNT

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THIS LEASE made the 28th day of July 2000

BETWEEN

BIO-METRICS PROPERTIES LIMITED a California Company care of Haxby Road, York, North Yorkshire YO31 8SD ("the Landlord") (1) and ACCENT SEMICONDUCTOR TECHNOLOGIES (U.K.) LTD. care of Haxby Road aforesaid ("the Tenant") (2)

1.       DEFINITIONS AND INTERPRETATIONS

         1.1 In this Lease unless the context otherwise requires the following expressions have the following meanings:

                  1.1.1 "Building" means all that freehold land and buildings at Haxby Road, York, North Yorkshire YO31 8SD owned by the Landlord as registered at HM Land Registry under Title No. NYK70708 of which the Premises form part.

                  1.1.2 "Conduits" means all sewers drains pipes gutters ducts water courses wires cables and any other conducting media of whatsoever nature.

                  1.1.3 "Consent" means an approval permission authority licence or other relevant form of approval given by the Landlord in writing which shall not be unreasonably withheld or delayed.

                  1.1.4 "Determination" means the end of the term whenever that occurs.

                  1.1.5 "Insured Risk" means fire storm flood lightning explosion riot civil commotion and malicious damage burst or overflowing of water tanks or pipes and such other risk as the Landlord may in its reasonable discretion from time to time determine subject in respect of all such risks to such exclusions excesses and limitations as may be imposed by the insurers.

                  1.1.6 "Interest Rate" means four per cent above the base lending rate from time to time of Lloyds Bank plc.

                  1.1.7 "Landlord" includes the immediate revisioner of this lease from time to time.

                  1.1.8 "Permitted Use" means use for the purpose of research and development, light manufacturing, machine shop, service, storage, assembly and ancillary offices.

                  1.1.9 "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Acts 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning and Compensation Act 1991 and any future legislation of a similar nature.

                  1.1.10   "Premises" means the premises described in Schedule
1.

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                  1.1.11   "Public Authority" means any Secretary of State and
any government department public local fire or any other authority or institution having functions which extend to the Premises or their use and occupations any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duty authorised officers.

                  1.1.12   "Tenant" includes its successors in title.

                  1.1.13 "Term" means two years and seven months calculated from July 28th 2000 (subject to termination as hereinafter provided).

                  1.1.14 "Transaction Agreement" means a Transaction Agreement dated 29th June 2000 and made between Accent Semiconductor Technologies, Inc.
(1), ASTI Operating Company, Inc. (2), Bio-Rad Laboratories, Inc. (3), Sandia Systems, Inc. (4), Bio-Rad Micromeasurements Limited (5) and Bio-Rad Microscience Limited (6).

                  1.1.15 "Utilities" means water soil steam air electricity gas radio telephone telecommunications and other services and supplies of whatsoever nature.

2.       DEMISE AND RENTS

         In consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant together with the facilities and services described in the Second Schedule hereto the Premises as they are at the date hereof EXCEPT AND RESERVED as mentioned in the Third Schedule hereto TO HOLD the same SUBJECT to all rights easements quasi-easements and privileges to which the Premises are or may be subject.

         The Tenant shall also have, as appurtenant to the Premises, non-exclusive rights to certain common areas included in the Building, including parking spaces, loading and unloading areas, trash areas, walkways and driveways PROVIDED THAT these non-exclusive rights do not interfere with any rights of any other tenants, occupiers, invitees of the Landlord to the common areas included in Building, including parking areas, loading and unloading areas, trash areas, walkways and driveways.

         YIELDING AND PAYING unto the Landlord

         FIRSTLY from 28th July 2000 until 28th July 2001 the yearly rent of (pound)10,000 per calendar month and thereafter (pound)11,000 per calendar month until the expiry of the Term such rent to be paid by monthly payments in advance on the first day of each month, the first payment of (pound)10,000 pro-rated as of the date of the closing of the Transaction Agreement to be made on the date hereof.

3.       THE TENANT COVENANTS

         The Tenant covenants with the Landlord:

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         3.1      TO PAY RENT

         To pay the rent reserved by this Lease on the days or in the manner provided without deduction or set-off.

         3.1      TO PAY VAT

         To pay in addition to the rents and other sums due under this Lease all proper Value Added Tax (or any tax of similar nature which may be substituted or levied in addition to it) which now or may become lawfully payable on the supply by the Landlord to the Tenant under this Lease of the interest created by it and of any other supplies whether of goods or services on the basis that the rents and other sums or the value of the said supplies.

         3.3      STATE OF REPAIR

         At all times during the continuance of the Term to repair and keep the Premises in as good repair and condition as at the date hereof as evidenced by the photographic schedule of condition annexed hereto (damage by the Insured Risks excepted save to the extent that the insurance monies shall be withheld by reason of any act neglect or default of the Tenant or any person under its control) except for damage caused by inherent or latent defects.

                  3.3.1 To permit the Landlord and his agents at all reasonable times during the Term with or without workmen and giving reasonable notice of not less than two (2) working days (except in emergency) to the Tenant to enter upon the Premises for the purposes of ascertaining that the covenants and conditions herein contained have been duly observed and performed and in particular to view the state of repair and condition thereof and to exercise the rights hereinafter excepted and reserved to the Landlord and the Landlord shall make good any damage thereby caused to the Premises forthwith at the expense of the Tenant and the Landlord shall cause as little inconvenience as possible to the Premises and make good any damage caused by the Landlord in receiving its rights under this Clause 3.3.1.

                  3.3.2 To repair and make good all defects and wants of reparation of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable hereunder within two calendar months after the giving of such notice or sooner if requisite and if the Tenant fails to comply with any such notice it shall be lawful for the Landlord (without prejudice the right of re-entry hereinafter contained) to enter upon the Premises to make good the same at the reasonable cost of the Tenant which reasonable cost shall be repaid by the Tenant to the Landlord on demand TOGETHER WITH all Solicitors and Surveyors reasonable charges and other expenses which may be reasonably incurred by the Landlord in connection therewith.

         3.4 NOT TO INVALIDATE INSURANCES ETC. AND INSURANCE GENERALLY OF THE PREMISES OF WHICH THE TENANT IS AWARE

                  3.4.1 Not to bring or permit to be brought into the Premises or to place or store or permit to be placed or stored or to remain in or about the Premises any article or thing in consequence of which the Landlord would or might so prevented from insuring the Building at the usual rate of premiums for property with a use the same as the Permitted Use or whereby an insurance effected in respect of the Building would or might be vitiated or prejudiced.

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                  3.4.2    Not to effect any insurance against any of the
Insured Risk of which Tenant is aware in respect of or relating to the Premises or Building.

                  3.4.3 To maintain at all times tenant's and occupiers liability insurance and insurance of the Tenant's property at the Premises.

         3.5      OVERLOADING

         Not without Consent to place or keep or permit to be placed or kept in the Premises any heavy articles in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to the Premises or the Building. No such consent will be necessary to the extent any heavy articles are placed or kept in a similar manner with past practices.

         3.6      USER

         Not to do anything in or out of the Premises which may be or become or cause a nuisance and not to use the Premises other than for the Permitted Use, without the Landlord's prior written consent, which shall not be unreasonably withheld or delayed PROVIDED THAT the Tenant shall pay to the Landlord any additional costs as a result of the increase in the consumption of supplying services to the Premises incurred by the Landlord resulting from the change of use of the Premises.

         3.7      ALTERATIONS

         Not to make any external or structural alterations or additions to the Premises and not to materially cut alter maim or injure the Premises nor make any material internal non-structural alterations or additions to the Premises except with a Consent in accordance with drawings or specifications previous submitted to and approved in writing by the Landlord's Surveyors (such Consent not to be unreasonably withheld or delayed).

         3.8      ENCROACHMENT AND EASEMENT

         Not by building or otherwise stop up or darken encroachment any window or light in the Premises nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Premises and in case any such easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment.

         3.9      SIGNS

         Not at any time during the Term to affix or exhibit or permit to be affixed or exhibited in or upon any part of the Premises or the Building any sign which can be seen from the outside of the Premises without first obtaining Consent (such Consent not be unreasonably withheld) but for the avoidance of doubt, the Landlord reserves the right to display its signs and signs of any future tenant or occupiers for the time being of the Building. The Landlord hereby consents to the Tenant's reasonable signage to be affixed to the Premises.

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         3.10     ALIENATION

                  3.10.1 Not to assign underlet or part with possession or occupation or share the possession of the Premises or any part thereof save that the Tenant may with the prior written consent of the Landlord assign the whole or underlet the whole or any part of the Premises provided always that no such consent shall be required if the assignee or under-tenant is the associate or connected company or affiliate of the holding or a subsidiary company of the Tenant or in the case of a merger or consolidation of the Tenant or upon the sale of all the assets of the Tenant.

                  3.10.2 If the Landlord so reasonably requires as a condition of granting consent to assign the proposed assignee shall furnish the Landlord with a guarantee of payment of the rents reserved and performance of all the covenants on the part of the Tenant in this Lease from a guarantor of financial standing reasonably acceptable to the Landlord.

                  3.10.3 The Landlord is entitled to give consent to an assignment subject to the condition that before the Tenant assigns this Lease the Tenant enters into an Agreement under which he guarantees the performance of the proposed assignee of all the covenants on the part of the Tenant contained in this Lease and whereby the Tenant agrees that in the event this Lease is disclaimed and on being so promptly requested by the Landlord it will accept the grant of a new tenancy of the Premises on the same terms and conditions as this Lease at the date of the disclaimer and for a term expiring on the term expiration date of this Lease.

                  3.10.4 The Landlord shall not unreasonably withhold or delay consent to an application by the Tenant to underlet the whole or part of the Premises where all of the following conditions are satisfied:

                         3.10.4.1 the prospective undertenant covenants with the Landlord in a form reasonably required by the Landlord that it will observe and perform the Tenant's covenants and obligations in such underlease;

                         3.10.4.2 no fine or premium is taken by the Tenant for the grant of the underlease;

                         3.10.4.3 the underlease contains the same provisions as to assignment and underletting as are contained in this Lease subject to an additional condition that the consent of the Landlord under this Lease shall have been obtained prior to any assignment or underletting (such consent not to be unreasonably withheld or delayed);

                         3.10.4.4 any such underlease shall be excluded from the operation of Sections 24-28 of the Landlord and Tenant Act 1954 by Court Order granted prior to the under-tenant of the underlet premises.

                  3.10.5 Within 14 days after any dealing with or transmission or devolution of the Premises or any interest in them shall give to the Landlord notice in writing specifying the basic particulars of the matters in question and at the same time supply a certified copy of any instrument making or evidencing it and pay a registration fee of (pound)20.

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                  3.10.6 From time to time on demand during the Term the
Tenant shall provide the Landlord with particulars of all derivative interests of or in the Premises and copies of any relevant documents and the identity of the occupiers of the Premises.

         3.11     WASTE AND RUBBISH

         At all times during the Term to keep the Premises in a clean and tidy condition and clear of all rubbish.

         3.12     LANDLORD'S COSTS

                  3.12.1 To pay all reasonable costs and expenses (including Solicitor's costs and Surveyor's fees) incurred by the Landlord incidental to the preparation and service of any notice under Section 146 of the Law of Property Act 1925 and/or incurred in or contemplation of proceedings under
Section 146 and/or 147 of that Act or any statutory modification or re-enactment thereof notwithstanding in any such case that forfeiture may be avoided otherwise than by relief granted by the Court.

                  3.12.2 To pay all reasonable costs and expenses (including Solicitor's costs and Surveyor's fees) incurred by the Landlord incidental to the preparation and service of any Notice and/or Schedule relating to a Schedule of Dilapidation and whether by the Landlord and whether or not the same is served during or within two months of the expiration or sooner determination of the Term (howsoever the same may be determined) but relating in all cases only to dilapidations which accrued prior to the expiration or sooner determination of the Term.

                  3.12.3 To bear and pay all reasonable costs expenses (including Solicitors and other legal costs fees of managing agents and Surveyors and other professional fees) incurred by or imposed or charged upon the Landlord or for which the Landlord shall be held responsible (whether as landlord or owner or occupier of the Premises) in respect of or incidental to or arising out of any notice requirement of any local or competent authority or otherwise and relating to the Premises and whether or not made under or in pursuant of any Act of Parliament or any regulation as aforesaid but only insofar as the same arise from the Tenant's use of the Premises for the operation of its business during the Term and for the avoidance of doubt the Tenant shall not be responsible for notice requirements relating to the Premises which apply to the Tenant's fundamental occupation of the Premises.

                  3.12.4 To pay to the Landlord the costs of any material increases in the consumption of the services to the Premises from the current use and consumption of the services to the Premises.

         3.13     STATUTORY REQUIREMENTS

         To execute all works as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed be directed or required to be done or executed at any time during the Term upon or in respect of the Premises or the Tenant's user thereof whether by the owner and/or the Landlord and/or the Tenant thereof and at all times during the Term to conform in all respects with the provisions of any regulations under any general or local Act of Parliament and to comply with any notices which be served by any competent authority PROVIDED THAT

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the Tenant shall be entitled to terminate the Lease on not less than one month's notice on having learned of any Act of Parliament requiring the Tenant to execute such works as above or having learned of the Tenant's obligation to conform or comply with the provisions of any regulations or notices as above and for the avoidance of doubt the Tenant shall not be obliged to comply with the notices or regulations or execute any works as above if the Tenant elects to terminate the Lease under the provisions of this Clause 3.13.

                  1.13.1 The Tenant shall not do or permit to be done on the Premises or any part thereof any act or thing whereby the Landlord may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under such direction requirement Act or Regulation as are aforesaid.

         3.14     PLANNING

                  3.14.1 In relation to the Planning Acts:

                  at all times during the Term to comply in all respects with the Planning Acts.

                  3.14.2 during the Term to obtain all permissions licences consents and approvals as may be required for the carrying out by the Tenant of any operation on the Premises and the Tenant shall not make any application for planning permission or give any notice to any Authority of an intention to commence or to carry out any development or any step related thereto without the previous written consent of the Landlord.

                  3.14.3 Not to implement any planning permission licence consent or approval obtained by the Tenant without a Consent.

                  3.14.4 Within 10 days after receiving notice of the same to give full particulars to the Landlord of any notice of proposals for a notice or order of proposal for an order made given or issued to the Tenant by any Authority under or by virtue of the Planning Acts and if so required by the Landlord to produce such notice or order for proposal to the Landlord.

         3.15     NOTICES

            Upon receipt of any notice order or requisition or direction adversely affecting the Landlord's interest in the Premises the Tenant shall forthwith at its own expense deliver full particulars thereof to the Landlord.

         3.16     COMPLY WITH FIRE REGULATIONS

         To keep any fire fighting and extinguishing apparatus installed in compliance with any legal obligations open to inspection and maintained to the reasonable satisfaction of the Landlord and also not to obstruct the access to or means of working such apparatus.

         3.17     PROTECTION OF CONDUITS

         Not to stop up or obstruct in any way whatever the Conduits.

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         3.18     INDEMNITY

         Except to the extent losses or damage are caused by the negligence or wilful misconduct of the Landlord or Landlord's agents employees or contractors to indemnify the Landlord in respect of:

                  3.18.1 All actions proceedings costs claims and demands which are made by any adjoining owner tenant occupier or any other person whatsoever or and competent Authority which are incurred by reason of:

                  (a) Any execution of any alterations or additions to the Premises carried out by the Tenant.

                  (b) Any stoppage caused by Tenant of the drains used in common with the owner or occupier of adjoining or neighbouring property.

                  3.18.2 All liability which may be incurred by the Landlord in respect of any of the matters referred to in paragraph (a) of this clause.

                  3.18.3 Any claims proceedings or demands and the cost and expenses incurred therein which may be brought against the Landlord by any servants workpeople agents or visitors of the Tenant or any undertenant in respect of any accident loss or damage whatsoever to person or property howsoever caused and incurring in or upon the Premises and without prejudice to the generality of this sub-clause to indemnify the Landlord against liability which the Landlord may incur for nuisance or negligence or breach of statutory duty under the Defective Proposals Act 1972 or any other similar enactment for the time being enforced or on account of the condition of the Premises or any part thereof.

         3.19     YIELD UP

         At the Determination quietly to yield up to the Landlord the Premises in such repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained and the Tenant shall remove its fixtures and fittings and make good all damage caused to the Premises by the removal of such fixtures and fittings.

         3.20     INTEREST

         Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any rents reserved by this Lease (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid for more than 7 days after the date when payment was due to pay interest thereon at the Interest Rate from and including the date on which payment was due to the date of payment to the Landlord (both before and after any judgment).

         3.21     SECURITY

         To maintain appropriate security (including security guards) reasonably acceptable to the Landlord at all times for the Building.

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         3.22     ENVIRONMENTAL CLAIMS

         The Tenant shall indemnify defend and hold harmless the Landlord from and against any Environmental Claim (as defined in the Transaction Agreement) by any third party or Governmental Entity (as so defined) and any Environmental Loss (as so defined) arising or resulting from any Environmental Claim by a third party or Governmental Entity to the extent that such Environmental Claim or Environmental Loss relates to or arises from directly or indirectly (i) any Hazardous Substance Activity (as so defined) resulting from Tenant at the Premises which occurs or commences after the commencement of the Term or (ii) any violation of or non compliance with Environmental Laws by the Tenant based on or arising from events facts or circumstances relating to the Premises that occur or commence after the commencement of the Term.

4.       LANDLORDS COVENANTS

         THE Landlord HEREBY COVENANTS with the Tenant:

         4.1      QUIET ENJOYMENT

         That the Tenant shall and may peacably hold and enjoy the Premises during the said term without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it.

         4.2      INSURANCE

         That the Landlord shall insure and (unless the insurance so effected shall become void or voidable through or by reason of any act neglect or default of the Tenant or the Tenant's servants or agents) to keep insured the Building (but excluding tenant's or trade fixtures) against the Insured Risks as hereinbefore provided in an insurance office or with underwriters of repute in the full rebuilding value thereof and for three years loss of rent and shall use all reasonable endeavours to note the Tenant's interest on the policy and to produce to the Tenant on request a copy or details of the policy of such insurance and the receipt for the current premium and in case of destruction or damage by any of the Insured Risks (unless payment of any moneys payable under any policy of insurance shall be refused either in whole or in part by reason of any act neglect or default of the Tenant or the Tenant's servants agents licensees or invitees) to apply all policy moneys received under or by virtue of any such insurance as aforesaid in rebuilding or reinstating the Building with all reasonable expedition (subject to all necessary permissions or consents beings obtained).

         4.3      ENVIRONMENTAL INDEMNITY

         The Landlord hereby agrees to indemnify defend and hold harmless the Tenant from and against any Environmental Claim (as defined in the Transaction Agreement) by any third party or Governmental Entity (as defined in the Transaction Agreement) and any Environmental Loss (as so defined) arising or resulting from any Environmental Claim by a third party or Governmental Entity to the extent that such Environmental Claim or Environmental Loss relates to or arises from directly or indirectly (i) any Hazardous Substance Activity (as so defined) at the Building which occurred was in existence or commenced prior to the commencement of the

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Term or (ii) any violation or non compliance with the Environmental Laws based on or arising from events facts or circumstances relating to the Building that occurred were in existence or commenced prior to the commencement of the Term or
(iii) the use by the Landlord of the Building excluding the Premises.

         4.4 To provide at all times at Landlord's cost, the Facilities and Services on the Second Schedule hereto unless prevented by industrial disputes shortages or supplies inclement weather or other causes beyond the control of the Landlord.

         4.5 To be responsible for payment of all rates taxes charges impositions and other outgoings of a routine or novel nature assessed charged or imposed upon the Building or the Premises or upon the owner or occupier.

         4.6 The Landlord hereby agrees as soon as is reasonably practicable to repair the ventilation systems in the Premises so as to ensure they comply with any statutory regulations and to repair the defective flooring in the Premises up to a maximum cost of (pound)27,000 for such flooring repair.

5.       PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

         5.1      FORFEITURE

         Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rent hereby reserved or any part thereof shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant's part or condition herein contained shall not be performed or observed within thirty days of notice from Landlord (or if Tenant cannot reasonably remedy the default within such period, the Tenant fails to commence promptly to remedy same) or if the Tenant for the time being hereunder being a Company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or pass a resolution for winding up (save as aforesaid) or suffer a Receiver to be appointed or being an individual or being more than one individual any of them shall have a Receiving Order made against him or become bankrupt or if the Tenant or if there shall be more than one Tenant any of them shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods then and in any such case it shall be lawful for the Landlord at anytime thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the Tenant's covenants or any condition herein contained.

         5.2      NOTICES

         Any demand or notice requiring to be made given to or served on the Tenant hereunder shall be duly and validly made given or served if sent by the Landlord or its agents through the post by prepaid letter addressed to the Tenant (and if there shall be more than one of them then any one of them) at its registered office or its last known address or at the Premises. Any notice

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required to be given to the Landlord shall be well and sufficiently given if sent through the post by pre-paid letter addressed to the Landlord at its registered office. Any demand or notice sent by post shall be treated as having been made given or served forty-eight hours after posting.

         5.3      CESSER OF RENT

         That in the event of the Premises or any part thereof at any time during the term being damaged or destroyed by any Insured Risk so as to prevent access to or to be unfit for occupation and use then and so long as the policy or policies of insurance for the time being in force shall not have been vitiated or payment of the policy moneys withheld or refused in whole or in part in consequence of any act neglect or default of the Tenant and the servants or agents licensees or invitees of the Tenant the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damages sustained shall be suspended until the Premises shall again be rendered fit for habitation and uses contemplated by this Lease and in the case of difference touching this proviso the same shall be referred to the award of a single arbitrator in case the parties can agree upon one and otherwise to two arbitrators one to be appointed by each party and in either case in accordance with the provisions of the Arbitration Act 1950 or any statutory modification thereof for the time being in force. If damage or destruction prevents the use of services or use of the Premises, the Tenant may determine the Lease by serving not less than three
(3) months' prior notice.

         5.4      TERMINATION

         5.4 The Tenant may determine the term hereby granted on the 28th day of 2001 or at any time thereafter by serving not less than 3 months prior written notice on the Landlord and following service of such notice this Lease shall determine on the expiry of such notice but without prejudice to the rights of either party against the other in respect of any prior breaches of the provisions of this Lease.

6.       LANDLORD AND TENANT ACT OF 1954

         Having been authorised to do so by an Order of the Mayor and City of London County Court Case Number MY082382 made on the 26 day of July 2000 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 the Landlord and Tenant hereby agree that the provisions of the Landlord and Tenant Act 1954 Sections 24-28 (inclusive) shall be excluded in relation to the tenancy created by this Lease.

7.       LANDLORD REPRESENTATIONS

         All capitalised terms used herein without definition shall have the respective meanings ascribed to them in the Transaction Agreement.

         Landlord represents and warrants as at the date hereof:

         7.1 Landlord has all necessary corporate power and authority to execute, deliver and perform this Lease. Landlord is duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own its properties and assets and to carry on its business as currently conducted by it. The

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Landlord is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the property owned or leased by it or the nature of the business conducted by it requires licensing or qualification except where the failure to be so qualified or licensed is not and will not have a Material Adverse Effect. The execution, delivery and performance of this Lease has been duly and validly authorised by the Board of Directors of the Landlord and by all other necessary corporate action on the part of the Landlord. This Lease constitutes the legally valid and binding obligation of the Landlord, enforceable against the Landlord in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution and delivery of this Lease will not (w) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of Landlord or any Contract of Landlord, (x) have an adverse effect on the Building being transferred hereby, (y) result in the imposition of any Encumbrance (other than Encumbrances created by Tenant against the Building or (z) violate any Law to which Landlord is subject, except for any such violations, breaches defaults, adverse effects or Encumbrances which, individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Lease, the performance of this Lease and the consummation of the transactions contemplated hereby will not require any material filing or registration with, or the issuance of any material Permit by, and other third party or Governmental Entity.

         7.2 Landlord has good and marketable title to the Building, free of Encumbrances other than Permitted Encumbrances.

         7.3 There is no Order or Action pending, or, to the knowledge of the Landlord, threatened against or affecting Landlord, the Division, any of the Division Businesses or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or could reasonably be expected to have a Material Adverse Effect.

         7.4 The Landlord or one of the Seller Parties holds all material Permits and material Approvals that are required by any Governmental Entity or other Person to permit Landlord or the applicable Seller Party to conduct the Division Business located at the Property as to as it is now operated, and except as set forth in Section 4.10 of the Disclosures Schedule, all such Permits and Approvals will remain in full force and effect for the benefit of Tenant upon the consummation of the transactions contemplated by this Lease, except for those Permits and Approval identified in Section 4.10 of the Disclosure Schedule as not transferable to the Tenant or which are Excluded Assets.

         7.5 Landlord is organised and has utilised the Building in compliance with applicable Laws, except to the extent that failure to comply with such Laws has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         7.6 Except as set forth in Section 4.15 of the Disclosure Schedule, no agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Landlord in connection with the negotiation, execution or performance of this Lease, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Lease. Tenant and its Affiliates will not have any liability with respect to any such fees or commissions to any such agent, broker, finder, investment or commercial banker.

         7.7 To Landlord's knowledge except as disclosed in Section 4.19 of the Disclosure Schedule (i) any Hazardous Substances used, stored, transported, handled or dealt with in connection with the business of Landlord or any of its Affiliates (including any of the Division Businesses) has been and is being handled or dealt with in material compliance with the applicable Environmental Laws and there has not been any generation, use, transportation, treatment, storage, Release or disposal of any Hazardous Substances or other Hazardous Substance Activity at the Building which has created or could reasonably be expected to create any material liability under any Environmental Laws; (ii) Landlord and its Affiliates have used and operated the Building in material compliance with applicable Environmental Laws and there has not been any use or operation of the Building which has created or could reasonably be expected to create any material liability under any Environmental Laws; (iii) the Building complies in all material respects with applicable Environmental Laws (iv) neither Landlord nor any of its Affiliates has filed any notice or report of a Release of any Hazardous Substances on, under, adjacent to or about the Building, and no Release has occurred at or affecting the Building which was required pursuant to any Environmental Law to be reported to any Governmental Entity; (v) neither Landlord nor any of its Affiliates has received (a) any notice or claim to the effect that is or may be liable to any person or Governmental Entity in connection with any Hazardous Substances or Hazardous Substances Activity in, on, or under the Building or (b) any request for information with respect to the Building under any Environmental Law, and the building is not the subject of any governmental investigation by any Governmental Entity in connection with any Hazardous substances or of any judicial, civil, criminal or administrative proceeding alleging the violation of or liability under any Environmental Laws.

         7.8 No order has been made, petition presented or resolution passed for the winding up of Landlord and no meeting has been convened for the purpose of winding up of Landlord. The Landlord has not been a party to any transaction with could be avoided in a winding up. No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) in respect of Landlord and/or of all or any part of Landlord's interest in the Lease. Landlord has not made or proposed any arrangement or composition with its creditors or any class of its creditors. Landlord is not insolvent, is not unable to pay its debts within the meaning of the insolvency legislation applicable to Landlord and has not stopped paying its debts as they fall due.

         AS WITNESS the hands of the parties the day and year first before written.

                      THE FIRST SCHEDULE BEFORE REFERRED TO

                                 (THE PREMISES)

         All that part of the Landlord's freehold building at Haxby Road, York, North Yorkshire shown edged red on the plan annexed hereto and comprising 40,000 square feet or thereabouts.

                     THE SECOND SCHEDULE BEFORE REFERRED TO

                            (FACILITIES AND SERVICES)

         Facilities and Services to be enjoyed with the Premises PROVIDED THAT they do not interfere with any right of any other tenant or other occupiers for the time being of the Building

         1. Rights of services on foot and with vehicles to and from the nearest adopted highway.

         2.       Right to park vehicles within the boundary of the Building.

         3.       Rights to the Loading Bay.

         4. Rights to toilets for men and women with hot and cold water in Premises and to kitchen facilities in Premises, if any.

         5. Rights of water, electricity, gas, lighting, heating, air-conditioning, telecommunications and any other services benefiting the building as at the date hereof.

                               THE THIRD SCHEDULE

                           EXCEPTIONS AND RESERVATIONS

         The following rights and easements are excepted and reserved out of the Premises to the Landlord and all other persons authorised by the Landlord or having the like rights and easements:

         1. The right at all reasonable times and upon reasonable prior written notice of not less than two (2) working days except in cases of emergency to enter the Premises in order to:

                  (a) inspect cleanse maintain repair connect remove lay renew relay replace with others alter or execute any works whatever to or in connection with the Conduits and any other services;

                  (b) execute repairs decorations alterations and any other works to the Building or to do anything whatsoever which the Landlord may do under this Lease or as the Landlord may reasonably require in connection with the use of the remainder of the Building.

PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Premises and shall make good without delay any damage thereby caused to the Premises to the reasonable satisfaction of the Tenant.

         2. Such rights of access and egress through the Premises as the Landlord may reasonably require at all reasonable times and upon reasonable prior written notice of not less than two (2) working days except in case of emergency for access and egress and use of such part of the Building as is not included within the Premises.

EXECUTED AS A DEED by                      )

BIO-METRICS PROPERTIES                     )

LIMITED acting by its duly                 )

authorised officers                        )

         Director

         Director/Secretary /s/

EXECUTED AS A DEED by                      )

ACCENT SEMICONDUCTOR                       )

TECHNOLOGIES (U.K.) LTD.                   )

acting by its duly authorised officers     )

         /s/

         Director

         Director/Secretary

                                  BIO-RAD YORK

                                    SITEPLAN

                         (LEASED PREMISES HATCH-MARKED)

[siteplan inserted here]